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                                                                    EXHIBIT 16


                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


August 22, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of MetroCorp Bancshares, Inc.'s Form 8-K dated August 20, 2002, and have the following comments:

1.   We agree with the statements made in paragraphs 2, 3, and 4.

2. We have no basis on which to agree or disagree with the statements made in paragraphs 1, 5 and 6.


Yours truly,

/s/ Deloitte & Touche LLP
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    Deloitte & Touche LLP